Kemper Corporation 2011 Omnibus Equity Plan
NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT
(Installment-Vesting Form)
This NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (“Agreement”) is made as of this ______ day of ______________, 20__ (“Grant Date”) between KEMPER CORPORATION, a Delaware corporation (“Company”), and «name» (“Participant”), for an award consisting of the right and option (“Option”) to purchase, on the terms and conditions hereinafter set forth, shares of the Company’s common stock (“Common Stock”), along with a tandem stock appreciation right (“SAR”).
SIGNATURES
As of the date set forth above, the parties have accepted the terms of this Agreement by signing this Agreement by an electronic signature, and each party agrees that such signature shall not be denied legal effect, validity or enforceability solely because it was submitted or executed electronically.
KEMPER CORPORATION                PARTICIPANT
By: _________________________________    ____________________________________
«CEO Signature and Title»    «name»
RECITALS
A.The Board of Directors of the Company (“Board”) has adopted the Kemper Corporation 2011 Omnibus Equity Plan (“Plan”), including all amendments to date, to be administered by the Compensation Committee of the Board or any subcommittee thereof, or any other committee designated by the Board to administer the Plan (“Committee”). Capitalized terms that are not defined herein shall be defined in accordance with the Plan.
B.    The Plan authorizes the Committee to grant to selected Employees, Directors and Third Party Service Providers awards of various types, including options to purchase shares of Common Stock and tandem stock appreciation rights.
C.    Pursuant to the Plan, the Committee has determined that it is in the best interest of the Company and its shareholders to grant a non-qualified stock option (and tandem stock appreciation right) to the Participant under the terms and conditions specified in this Agreement as an inducement to remain in the service of the Company and as an incentive for increased effort during such service.
D.    Neither the Option nor the SAR granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Grant.
(a)    The Company grants the Option to purchase all or any part (subject to the limitations of Section 8) of an aggregate of «shares» («number») shares of Common Stock at the Exercise Price (as defined below) to the Participant, which will be exercisable in accordance with the provisions of this Agreement.
(b)    The Option is coupled with a SAR that is exercisable to the extent, and only to the extent, that the Option is vested as described in Section 6. The SAR shall entitle the Participant to surrender the Option (or any portion thereof, subject to Section 8(a)) to the Company unexercised and receive in exchange for the surrender therefor that number of shares of Common Stock having an aggregate value equal to: (A) the excess of the Fair Market Value (as defined below) of one share of Common Stock over the Exercise Price, multiplied by (B) the number of such shares of Common Stock subject to the Option (or portion thereof) which is so surrendered.
2.    Exercise Price. The per share price of Common Stock issuable upon exercise of the Option shall be $ ____ (“Exercise Price”), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Exercise Price may be adjusted in accordance with Section 13.
3.    Governing Plan. The Option is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant agrees to be bound by the terms and conditions of the Plan, which controls in case of any conflict with this Agreement, except as otherwise provided for in the Plan. No amendment of the Plan shall adversely affect this Option in any material way without the written consent of the Participant.
4.    Restriction on Transfer. The Option and the SAR and all rights and privileges granted hereby (including the right of exercise) shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Participant pursuant to any divorce proceedings, settlement or judgment. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or the SAR or any other rights or privileges granted hereby contrary to the provisions hereof, the Option and the SAR and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.
5.    Term. Except as provided in Section 11, neither the Option nor the SAR shall be exercisable after the Company’s close of business on the last business day that occurs coincident with or prior to the earliest of (“Expiration Date”):
(a)    the 10th anniversary of the Grant Date;
(b)    the first anniversary of the Participant’s death;
(c)    the first anniversary of the Participant’s termination of Service due to the Participant’s Disability;
(d)    if the Participant was not Retirement Eligible on the date of the Participant’s termination of Service (other than as described in (b) or (c) above), the date that is three months following the Participant’s termination of Service for any reason other than Substantial Cause;
(e)    if the Participant was Retirement Eligible on the date of the Participant’s termination of Service (other than as described in (b) or (c) above), the later of (A) the date that is three months following the Participant’s termination of Service for any reason other than Substantial Cause, or (B) the date on which the Participant became an employee of a competitor of the Company or any of its Affiliates or otherwise engaged in any activity that is competitive with the Company or any of its Affiliates, as determined by the Committee in its sole discretion; or
(f)    any date of the Participant’s termination of Service for Substantial Cause.
6.    Vesting and Exercise.
(a)    Vesting. The Option and/or the SAR may only be exercised to the extent they are vested. To the extent not previously forfeited, and except as provided in Section 6(b) below, the Option and the SAR shall vest in accordance with the following schedule if the Participant continues in Service through the applicable date (each such date, a “Vesting Date”):
(i)    one-third of the shares covered by the Option and the SAR on the first anniversary of the Grant Date;
(ii)    one-third of the shares covered by the Option and the SAR on the second anniversary of the Grant Date; and
(iii)    one-third of the shares covered by the Option and the SAR on the third anniversary of the Grant Date.
Notwithstanding the foregoing and except as provided in Section 6(b) or 6(c) below, if the Participant is Retirement Eligible (as defined below) prior to the date the Participant’s Service is terminated for any reason other than Substantial Cause, the unvested portions of the Option and the SAR shall continue to vest in accordance with the schedule set forth above until the Expiration Date, provided that the Committee in its sole discretion determines that the Participant has not at any time prior to the applicable Vesting Date become an employee of a competitor of the Company or any of its Affiliates or otherwise engaged in any activity that is competitive with the Company or any of its Affiliates.
(b)    Acceleration of Vesting. Notwithstanding the terms of Section 6(a) above, to the extent not previously vested or forfeited, the shares covered by the Option and the SAR shall fully vest on the earliest to occur of the following (the date of which shall also be designated as a Vesting Date) prior to the Expiration Date:
(i)    the date of the Participant’s death or Disability, if the Participant dies or becomes Disabled while in Service;
(ii)    the date of the Participant’s death or Disability following the Participant’s termination of Service for any reason other than Substantial Cause, if the Participant was Retirement Eligible prior to the date the Participant’s Service is terminated, provided that the Committee in its sole discretion determines that the Participant did not at any time prior to the date of death or Disability become an employee of a competitor of the Company or any of its Affiliates or otherwise engaged in any activity that is competitive with the Company or any of its Affiliates; or
(iii)    any date upon which vesting is accelerated by the Committee in its discretion in accordance with the terms of the Plan.
(c)    Certain Definitions.
(i)    “Service” means the period during which the Participant is an Employee, Director or a Third Party Service Provider; provided, however, that the Participant will not be deemed to be in Service after the Company divests its control in the Affiliate for whom the Participant is exclusively in Service, or if the Company’s control of such Affiliate otherwise ceases.
(ii)    “Retirement Eligible” means that the Participant has either attained age 60 and completed 10 years of Service as an Employee or attained age 65 and completed five years of Service as an Employee.
(iii)    “Disabled” or “Disability” means that the Participant either:
(A)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and, with respect to a Participant who is an Employee, is receiving income replacement benefits for a period of not less than three months under an accident and health plan (e.g., a long term disability plan) covering Employees of the Company or Affiliate that employs the Participant; or
(B)    is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.
7.    Termination of Service. If the Participant ceases to be in Service prior to becoming Retirement Eligible (other than for the Participant’s death or Disability) any unvested portions of the Option and the SAR held by the Participant shall be forfeited to the Company on the date of such termination of Service. If the Participant’s Service is terminated for Substantial Cause prior to or after becoming Retirement Eligible, any outstanding portions of the Option and the SAR held by the Participant (vested or unvested) shall be forfeited to the Company on the date of such termination of Service.
8.    Manner of Exercise.
(a)    During the period beginning on the applicable Vesting Date and ending on the Expiration Date, the Participant may purchase all or any part of the shares of Common Stock subject to the vested portion of the Option or may receive such lesser number of shares as may be available through the exercise of the SAR. In the event the Option (or any portion thereof) is exercised, then the SAR (or the corresponding portion) shall terminate. In the event that the SAR (or any portion thereof) is exercised, then the Option (or the corresponding portion) shall likewise terminate. Consequently, the total number of shares subject to the Option shall be reduced by the number of shares for which the Option or the SAR has previously been exercised. Likewise, the total number of shares subject to the SAR shall be reduced by the number of shares for which the SAR or the Option has previously been exercised.
(b)    Each exercise of the Option shall be initiated by the Participant or his or her Representative by means of a notice of exercise delivered to the Company through the internet portal (“Portal”) provided by or on behalf of the Company or, if such Portal is not available for such exercise, in the form of a written document or electronic mail (“Notice”). The Notice shall identify the number of shares for which the Option is being exercised. Before shares of Common Stock will be issued and subject to the requirements of Section 9 below, the aggregate Exercise Price for the shares for which the Option is being exercised shall be paid to the Company in a manner permitted under the Plan. The Option may not be exercised for a fraction of a share and no partial exercise of the Option may be for less than 50 shares unless the total number of shares covered by the Option is less than 50 on the date of exercise or unless the Option is scheduled to expire within six months of the date of exercise.
(c)    Each exercise of the SAR shall be initiated by the Participant or his or her Representative by delivery of a Notice as described above in Section 8(b). The Notice shall identify the number of shares for which the SAR is being exercised. Upon satisfaction of the Participant’s obligation to pay the Company the amount of all taxes that the Company is required to withhold in connection with such exercise as specified in Section 9 below, the Company shall issue to the Participant a number of shares of the Company’s common stock determined in accordance with Section 1(b). The SAR may only be settled by delivery of shares of Common Stock and not by payment of cash to the Participant. Any fractional share that would otherwise result from an exercise of the SAR shall be rounded down to the nearest whole share.
(d)    The date of exercise shall be: (i) in the case of an Option exercise, the date that the Company receives the Notice if received within regular market hours on a day that the New York Stock Exchange is open for business (“Trading Day”), and otherwise on the next Trading Day; provided, however, that if the Notice is provided by means of a “Good Till Cancelled Order” involving a “Same Day Sale” or “Sell to Cover” transaction (“Order”), then the date of exercise shall instead be the date that the Order is executed; (ii) in the case of a SAR exercise not conducted through the Portal, the date specified in the Notice or, if not specified, the date that the Company receives the Notice; or (iii) in the case of a SAR exercise conducted through the Portal, the date that the Company receives the Notice if received within regular market hours on a Trading Day, and otherwise on the next Trading Day.
(e)    The Option and the SAR may be exercised only by the Participant or his or her Representative, and not otherwise, regardless of any community property interest therein of the spouse of the Participant, or such spouse’s successors in interest. If the spouse of the Participant shall have acquired a community property interest in the Option or the SAR, the Participant, or the Participant’s Representative, may exercise the Option and/or the SAR on behalf of the spouse of the Participant or such spouse’s successors in interest.
9.    Withholding of Taxes. Upon the exercise of the Option or the SAR, the Participant or the Participant’s Representative shall pay to the Company the amount of any taxes which the Company is required to withhold with respect to such exercise. Subject to the limitations set forth in the next two sentences, the Company shall withhold shares of Common Stock that would otherwise have been issued pursuant to the exercise of the Option or the SAR to satisfy the tax withholding obligations, unless and except to the extent that the Participant or his or her Representative elects to satisfy all or any portion of such tax withholding obligations by cash payment to the Company. Neither the Participant nor his or her Representative shall have the right to have shares withheld, in either case, to the extent that the Fair Market Value of such shares delivered or withheld on the date of exercise exceeds the amount required to be delivered or withheld to meet tax withholding requirements, based on the maximum statutory withholding rates for the Participant for federal, state and local tax purposes (including the Participant’s share of payroll or similar taxes) in the applicable jurisdiction. In the case of an exercise of the SAR, the Committee retains the right to require the Participant or his or her Representative to pay any and all withholding taxes arising out of such exercise solely in cash.
10.    Fair Market Value of Common Stock. The fair market value (“Fair Market Value”) of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock, as reported by the New York Stock Exchange (or such other exchange on which the Shares of Common Stock are primarily traded) for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee in its sole discretion may deem appropriate to reflect the then fair market value thereof).
11.    Extension of Expiration in Certain Cases. From time to time, the Company may declare “blackout” periods during which the Participant may be prohibited from engaging in certain transactions in Company securities. In the event that the scheduled Expiration Date of the Option and the SAR shall fall within a blackout period that has been declared by the Company and that applies to the Participant, then the Expiration Date shall automatically, and without further notice to the Participant, be extended until such time as fifteen (15) consecutive business days have elapsed after the scheduled Expiration Date without interruption by any blackout period that applied to the Participant.
12.    Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of the Option or the SAR shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to ensure that such full compliance on the part of the Company is made.
13.    Certain Adjustments; Change in Control. If, during the term of this Agreement, there shall be any stock splits, reorganizations, equity restructurings and similar matters, the Committee shall make or cause to be made an appropriate and equitable substitution, adjustment or treatment with respect to the Option in a manner consistent with Sections 4.4 and 19.2 of the Plan. The Committee’s determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on any such adjustment. This award may be subject to early vesting or termination in connection with a Change in Control in accordance with the provisions of Section 18.3 of the Plan.
14.    Participation by Participant in Other Company Plans. Nothing herein contained shall affect the right of the Participant to participate in and receive benefits under and in accordance with the then current provisions of any retirement plan or employee welfare benefit plan or program of the Company or of any Affiliate of the Company, subject in each case, to the terms and conditions of any such plan or program.
15.    No Rights as a Shareholder Until Issuance of Shares. Neither the Participant nor his or her Representative shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable upon any exercise of the Option or the SAR unless and until such shares shall have been issued and delivered to: (i) the Participant in the form of certificates, (ii) a brokerage or other account for the benefit of the Participant either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of the Participant.
16.    Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its Affiliates, expressed or implied, to employ or contract for the services of the Participant, to restrict the right of the Company or any of its Affiliates to discharge the Participant or cease contracting for the Participant’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Participant and the Company or any of its Affiliates.
17.    Death of Participant. In the event of the death of the Participant while any portion of the Option and/or the SAR are outstanding, the Option and/or the SAR may be exercised prior to the Expiration Date by the duly appointed and qualified executor or other personal representative of the Participant, and the shares of Common Stock received upon such exercise shall be made to such executor or representative to be distributed in accordance with the Participant’s will or applicable intestacy law.
18.    Arbitration. In lieu of litigation by way of court or jury trial, any dispute or controversy arising hereunder shall be settled by arbitration, in accordance with the arbitration agreement currently in effect by separate agreement between the Participant and the Company or any of its Affiliates and which is incorporated herein by reference. In the event that such arbitration agreement is determined to be inapplicable or unenforceable or if no such arbitration agreement is then in effect, the parties mutually agree to arbitrate any dispute arising out of or related to this Agreement pursuant to the terms of this paragraph.  The parties agree that this Agreement provides sufficient consideration for that obligation and the mutual promises to arbitrate also constitutes consideration for this agreement to arbitrate.  The following terms and conditions shall apply to such arbitration hereunder. The arbitration shall be conducted before a single arbitrator in accordance with the Employment Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, and shall be governed by the Federal Arbitration Act. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Unless provided otherwise in the arbitrator’s award, each party will pay its own attorneys’ fees and costs. To the extent required by law or the AAA Rules, all administrative costs of arbitration (including filing fees) and the fees of the arbitrator will be paid by the Company. The Participant and the Company waive the right for any dispute to be brought, heard, decided, or arbitrated as a class and/or collective action (or joinder or consolidation with claims of any other person), and the parties agree that, regardless of anything else in this arbitration provision or the AAA Rules, the interpretation, applicability, enforceability or formation of the class action waiver in this provision may only be determined by a court and not an arbitrator.  Regardless of anything else in this Agreement, this arbitration provision may not be modified or terminated absent a writing signed by the Participant and the Company stating an intent to modify or terminate the arbitration provision.
19.    Governing Law. Except as otherwise provided in Section 18, this Agreement and any disputes hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without application of its conflicts of laws principles.
20.    Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the Option and the SAR granted hereby and may not be amended except in a writing signed by both the Company and the Participant or his or her Representative. If any provision of this Agreement is deemed invalid, it shall be modified to the extent possible and minimally necessary to be enforceable, and, in any event, the remainder of this Agreement will be in full force and effect.
21.    Forfeiture and Clawback of Option. Notwithstanding the terms regarding vesting and forfeiture or any other provision set forth in this Agreement and as a condition to the receipt of this Option, the rights, payments and benefits with respect to this Option are subject to reduction, cancellation, forfeiture, or recoupment by the Company if and to the extent required in accordance with Company policy as in effect from time to time (“Forfeiture and Clawback Policy”), and/or as otherwise required by applicable law, rule or regulation of the Securities and Exchange Commission, or rule or listing requirement of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) as in effect from time to time (collectively with the Forfeiture and Clawback Policy, “Applicable Requirements”) in connection with an accounting restatement or under such other circumstances as specified in the Applicable Requirements. Any determination made and action taken under the Forfeiture and Clawback Policy shall be final, binding and conclusive.
ADDITIONAL PROVISIONS APPLICABLE ONLY TO EXECUTIVE OFFICERS OF THE COMPANY:
22.    Stock Holding Period. The Participant agrees to hold all shares of Common Stock acquired upon the exercise of the Option and/or the SAR granted hereunder for a minimum of 12 months following the date(s) of such exercise. This holding period shall not apply to shares sold or tendered by the Participant and/or withheld by the Company to pay the aggregate Exercise Price and/or to settle tax liabilities related to the exercise, and as otherwise may be provided under the Company’s Stock Ownership Policy.

As of 10-31-17